Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
July 21, 2011	904-398-9400
LANDSTAR SYSTEM REPORTS 27 PERCENT INCREASE IN DILUTED EARNINGS
PER SHARE TO A SECOND QUARTER RECORD OF $0.62
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported 2011 record second quarter diluted earnings per share of $0.62 per diluted share, from net income of $29.6 million, compared to net income of $24.4 million, or $0.49 per diluted share, for the 2010 second quarter. Operating margin was 43.6 percent in the 2011 second quarter compared to 38.2 percent in the 2010 second quarter. Revenue for the 2011 second quarter was $675.6 million compared to $641.7 million in the 2010 second quarter.
Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2011 second quarter was $621.5 million, or 92 percent of revenue, compared to $592.0 million, or 92 percent of revenue, in the 2010 second quarter. In the 2011 and 2010 second quarters, the Company invoiced customers $78.7 million and $53.1 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2011 and 2010 second quarters were $25.9 million and $23.1 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Also included in revenue hauled by third-party truck capacity providers was revenue generated under the Company’s less-than-truckload substitute line haul service offering of $18.8 million and $70.5 million in the 2011 and 2010 second quarters, respectively. Revenue hauled by rail, air and ocean cargo carriers was $39.9 million, or 6 percent of revenue, in the 2011 second quarter compared to $35.0 million, or 5 percent of revenue, in the 2010 second quarter. Transportation management fee revenue generated by the supply chain solutions companies was $5.6 million and $4.9 million in the 2011 and 2010 second quarters, respectively.

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Trailing twelve-month return on average shareholder’s equity was 35 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 25 percent. Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.055 per share. This represents a 10 percent increase in the Company’s quarterly dividend. The dividend is payable on August 26, 2011 to stockholders of record at the close of business on August 8, 2011. It is the intention of the Board of Directors to continue to pay a quarterly dividend. During the 2011 second quarter, Landstar purchased 196,693 shares of its common stock at a total cost of $9.3 million. Under the Company’s authorized share purchase program, the Company currently has a total of 526,000 shares of its common stock available for purchase.
“I am extremely pleased with the Company’s 2011 second quarter operating performance,” said Henry Gerkens, Landstar’s Chairman, President and CEO. “Despite the anticipated revenue decline in our substitute line haul service offering, revenue increased five percent over the 2010 second quarter. Excluding the substitute line haul revenue from both the 2011 and 2010 second quarters, revenue increased 15 percent. I would characterize the overall second quarter freight environment as a little choppy, but moving in an upward direction. Pricing continued to be strong. Consolidated operating income increased 22 percent, while earnings per diluted share increased 27 percent to $0.62 per diluted share, the best second quarter diluted earnings per share in Landstar history.”
Gerkens continued, “Recent trends in June, and thus far in July, indicate continued strength in revenue per load with a relatively stable increase in the number of loads hauled month over prior year month. I expect these trends to continue throughout the 2011 third quarter. In addition, excluding disaster relief service revenue, revenue generated in the Company’s third quarter has historically been very similar to revenue generated in the Company’s second quarter. As such, I would expect revenue, gross profit, operating income and diluted earnings per share to be similar to those experienced during the 2011 second quarter.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2011 Earnings Release Conference Call.”

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The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2010 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:
Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation, warehousing and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2011	2010	2011	2010

Revenue	$1,247,547	$1,189,809	$675,561	$641,721
Investment income	921	574	393	289

Costs and expenses:
Purchased transportation	941,360	907,290	509,982	490,089
Commissions to agents	98,175	87,379	54,004	46,971
Other operating costs	15,623	15,504	7,679	7,968
Insurance and claims	24,715	26,129	13,449	13,831
Selling, general and administrative	73,046	73,816	35,782	36,973
Depreciation and amortization	12,787	11,988	6,388	6,196

Total costs and expenses	1,165,706	1,122,106	627,284	602,028

Operating income	82,762	68,277	48,670	39,982
Interest and debt expense	1,605	1,664	777	810

Income before income taxes	81,157	66,613	47,893	39,172
Income taxes	31,002	25,446	18,295	14,962

Net income	50,155	41,167	29,598	24,210
Less: Net loss attributable to noncontrolling interest	(62)	(446)	—	(227)

Net income attributable to Landstar System, Inc. and subsidiary	$50,217	$41,613	$29,598	$24,437

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$1.05	$0.83	$0.62	$0.49

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$1.05	$0.83	$0.62	$0.49

Average number of shares outstanding:
Earnings per common share	47,826,000	50,165,000	47,782,000	50,123,000

Diluted earnings per share	47,907,000	50,259,000	47,912,000	50,215,000

Dividends paid per common share	$0.100	$0.090	$0.050	$0.045

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Landstar System, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 25,	Dec. 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$39,544	$44,706
Short-term investments	30,489	23,266
Trade accounts receivable, less allowance of $4,155 and $5,324	385,540	307,350
Other receivables, including advances to independent contractors, less allowance of $4,987 and $5,511	25,493	23,943
Deferred income taxes and other current assets	21,008	21,652

Total current assets	502,074	420,917

Operating property, less accumulated depreciation and amortization of $146,476 and $137,830	123,895	132,649
Goodwill	57,470	57,470
Other assets	60,873	72,846

Total assets	$744,312	$683,882

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$26,347	$24,877
Accounts payable	175,325	137,297
Current maturities of long-term debt	17,260	22,172
Insurance claims	44,442	40,215
Other current liabilities	53,077	53,785

Total current liabilities	316,451	278,346

Long-term debt, excluding current maturities	93,894	99,439
Insurance claims	31,273	31,468
Deferred income taxes	20,214	23,662

Equity
Landstar System, Inc. and subsidiary shareholders’ equity Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,589,780 and 66,535,169 shares	666	665
Additional paid-in capital	163,355	169,268
Retained earnings	889,561	844,132
Cost of 18,872,652 and 18,674,902 shares of common stock in treasury	(772,489)	(763,182)
Accumulated other comprehensive income	1,387	881

Total Landstar System, Inc. and subsidiary shareholders’ equity	282,480	251,764

Noncontrolling interest	—	(797)

Total equity	282,480	250,967

Total liabilities and equity	$744,312	$683,882

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Landstar System, Inc. and Subsidiary
Supplemental Information
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2011	2010	2011	2010
Revenue generated through (in thousands):
Business Capacity Owners (1)	$669,748	$631,736	$362,854	$345,595
Truck Brokerage Carriers	472,391	466,163	258,668	246,408
Rail intermodal	34,832	34,092	18,367	19,316
Ocean cargo carriers	26,031	20,835	12,198	11,700
Air cargo carriers	16,900	8,562	9,340	3,959
Other (2)	27,645	28,421	14,134	14,743

	$1,247,547	$1,189,809	$675,561	$641,721

Number of loads:
Business Capacity Owners (1)	402,730	420,770	210,690	223,020
Truck Brokerage Carriers	287,210	308,330	151,470	158,980
Rail intermodal	14,830	15,490	7,570	8,620
Ocean cargo carriers	3,950	3,110	2,120	1,650
Air cargo carriers	4,000	3,130	2,050	1,630

	712,720	750,830	373,900	393,900

Revenue per load:
Business Capacity Owners (1)	$1,663	$1,501	$1,722	$1,550
Truck Brokerage Carriers	1,645	1,512	1,708	1,550
Rail intermodal	2,349	2,201	2,426	2,241
Ocean cargo carriers	6,590	6,699	5,754	7,091
Air cargo carriers	4,225	2,735	4,556	2,429

	June 25,	June 26,
	2011	2010
Truck Capacity
Business Capacity Owners (1) (3)	7,711	7,818

Truck Brokerage Carriers:
Approved and active (4)	17,696	16,670
Approved	8,984	9,047

	26,680	25,717

Total available truck capacity providers	34,391	33,535

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,231 and 8,399 at June 25, 2011 and June 26, 2010, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.